Calculation of Filing Fee Tables
S-3
NATIONAL HEALTH INVESTORS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 34,803.64
			Net Fee Due:						$ 34,246.36
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-294344) filed by the registrant on March 16, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	National Health Investors, Inc.	S-3	333-270557	03/16/2023		$ 34,803.64	Equity	Common Stock, par value $0.01 per share		$ 315,822,490.00
Fee Offset Sources	2	National Health Investors, Inc.	S-3	333-270557		03/16/2023						$ 1,138.47
Fee Offset Sources	3	National Health Investors, Inc.	S-3	333-237278		03/19/2020						$ 53,899.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant terminated the offering of unsold securities under the prospectus supplement dated March 16, 2023 (the "2023 Prospectus Supplement") to the prospectus included in its Registration Statement on Form S-3 (File No. 333-270557) filed with the Securities and Exchange Commission on March 15, 2023.

Offset Note
[2]	In connection with the 2023 Prospectus Supplement, the registrant owed a filing fee of $55,100.00 to register the offering of $500 million of shares of common stock under an at-the-market program (the "2023 ATM Program"), of which $53,961.53 was applied from registration fees previously paid for unsold securities under the registrant's prospectus supplement dated March 19, 2020 (the "2020 Prospectus Supplement") to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-237278) filed with the Securities and Exchange Commission on March 19, 2020, such that the registrant contemporaneously paid a filing fee to the Securities and Exchange Commission in the amount of $1,138.47 in connection with the 2023 Prospectus Supplement. In connection with the 2020 Prospectus Supplement, the registrant paid a filing fee of $53,899.00 to the Securities and Exchange Commission, after accounting for a fee offset of $11,001.00 related to unsold securities under the registrant's prospectus supplement dated February 23, 2017 to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-216177). As of the date of this prospectus supplement, $315,822,490 remains unsold under the 2023 ATM Program. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $34,803.64 that was previously paid and remains unused with respect to securities that were previously registered pursuant to the 2023 Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.

[3]	See footnote 2.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date